Exhibit 99.1

Kilroy Realty

Q4 2021 Supplemental Financial Report

2100 KETTNER

KILROY

Q4 2021 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2020, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

01
Corporate Data and Financial Highlights

–Company Background
–Executive Summary
–Financial Highlights
–Market Capitalization and Common Stock Data
–Net Income Available to Common Stockholders / FFO Guidance and Outlook
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations and Funds Available for Distribution
–Net Operating Income

Q4 2021 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is a leading U.S. landlord and developer. The Company has over seven decades of experience developing, acquiring and managing office, life science and mixed-use real estate assets. At December 31, 2021, the Company’s stabilized portfolio totaled approximately 15.5 million square feet of primarily office and life science space that was 91.9% occupied and 93.9% leased located in the coastal regions of Los Angeles, San Diego, the San Francisco Bay Area and Greater Seattle and 1,001 residential units in the Los Angeles and San Diego regions.  The Company also recently acquired a development project in Austin, Texas.

Board of Directors		Executive and Senior Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	Chief Executive Officer	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	Tyler H. Rose	President
Jolie Hunt		Robert Paratte	Executive VP, Leasing and Business Development
Scott S. Ingraham		Heidi R. Roth	Executive VP, Chief Administrative Officer
Louisa G. Ritter		Justin W. Smart	Executive VP, Development and Construction Services
Gary R. Stevenson		Michelle Ngo	Senior VP, Chief Financial Officer and Treasurer	Bill Hutcheson
Peter B. Stoneberg		John Osmond	Senior VP, Head of Asset Management	Senior VP, Investor Relations & Capital
		Eliott Trencher	Senior VP, Chief Investment Officer	Markets
		Merryl Werber	Senior VP, Chief Accounting Officer and Controller

Equity Research Coverage

BofA Securities		Jefferies LLC
James Feldman	(646) 855-5808	Peter Abramowitz	(212) 336-7241
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		KeyBanc Capital Markets
Thomas Catherwood	(212) 738-6140	Craig Mailman	(917) 368-2316
Citigroup Investment Research		RBC Capital Markets
Emmanuel Korchman	(212) 816-1382	Mike Carroll	(440) 715-2649
Deutsche Bank Securities, Inc.		Robert W. Baird & Co.
Derek Johnston	(210) 250-5683	David B. Rodgers	(216) 737-7341
Evercore ISI		Scotiabank
Steve Sakwa	(212) 446-9462	Nicholas Yulico	(212) 225-6904
Goldman Sachs & Co. LLC		Wells Fargo
Caitlin Burrows	(212) 902-4736	Blaine Heck	(443) 263-6529
Green Street Advisors		Wolfe Research
Daniel Ismail	(949) 640-8780	Andrew Rosivach	(646) 582-9250

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q4 2021 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.40, including an	• Stabilized portfolio was 91.9% occupied and 93.9% leased at quarter-end
$0.11 per share charge for the early extinguishment of debt, inclusive of additional
interest expense, related to the redemption of the 3.800% unsecured senior notes	• 672,761 square feet of leases commenced in the stabilized portfolio due January 2023
• 312,251 square feet of leases executed in the stabilized portfolio
• FFO per share of $1.05, including the $0.11 per share charge noted above
◦Includes an eight-year lease executed with a major media company for 80,000
• Revenues of $261.1 million	square feet in Los Angeles executed in November

• Same Store NOI increased 10.5% compared to the prior year	◦GAAP rents increased approximately 20.2% from prior levels

• Same Store Cash NOI increased 9.8% compared to the prior year	◦Cash rents increased approximately 6.9% from prior levels

Capital Markets Highlights	Strategic Highlights

• In October, completed a public offering of $450.0 million of 12-year senior	• During the quarter, commenced GAAP revenue recognition on 100% of Kilroy
unsecured green bonds at 2.650% due November 2033	Oyster Point - Phase 1, a 660,579 square foot office and life science campus in
South San Francisco that is 100% leased to two tenants, Cytokinetics and Stripe
• In October, completed the early redemption of all $300.0 million of 3.800%
unsecured senior notes due January 2023 for a price of approximately $313.4	• In December, commenced construction on the life science redevelopment of 12340
million, including make-whole redemption fees and other related costs	El Camino Real in the Del Mar submarket of San Diego in connection with an executed lease for the 96,000 square foot building
• As of the date of this report, approximately $1.4 billion of total liquidity comprised
of $290.0 million of cash and cash equivalents and full availability under the $1.1	• In December, completed the sale of Sabre Springs Corporate Center, a two-
billion unsecured revolving credit facility	building, 102,376 square foot office campus in the I-15 Corridor of San Diego for gross proceeds of $37.0 million

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 39-40 “Definitions Included in Supplemental.”

Q4 2021 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	12/31/2020 (1)	3/31/2021 (1)	6/30/2021(1)	9/30/2021	12/31/2021

INCOME ITEMS:
Lease Termination Fees, net	$732	$53	$1,411	$1,710	$1,864
Capitalized Interest and Debt Costs	18,280	16,908	18,073	23,447	21,773
Net Income Available to Common Stockholders	78,642	497,631	35,839	47,028	47,646
Net Income Available to Common Stockholders per common share – diluted (2)	$0.67	$4.26	$0.30	$0.40	$0.40
Funds From Operations per common share – diluted (3)	$0.95	$0.98	$0.88	$0.98	$1.05
RATIOS:
Net Operating Income Margins	71.4%	72.0%	71.4%	71.3%	73.5%
Fixed Charge Coverage Ratio	3.8x	4.0x	3.7x	3.8x	4.4x
FFO Payout Ratio	52.0%	50.6%	56.2%	52.7%	48.7%
FAD Payout Ratio	79.2%	75.3%	76.2%	54.1%	68.7%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 39-40 “Definitions Included in Supplemental.”
(1)Net Income Available to Common Stockholders, EBITDA, as adjusted, and Fund From Operations include net charges of $1.0 million and $3.6 million, related to the creditworthiness of tenants as a result of the COVID-19 pandemic for the three months ended March 31, 2021 and December 31, 2020, respectively. Net Income Available to Common Stockholders also includes $5.3 million $0.5 million, $457.3 million and $35.5 million of gains on sale of depreciable operating properties for the three months ended December 31, 2021, June 30, 2021, March 31, 2021 and December 31, 2020.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Please refer to page 8 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 9 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.
(4)Please refer to pages 41-42 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Q4 2021 Supplemental Financial Report

Market Capitalization and Common Stock Data
(unaudited, $ and shares/units in thousands, except per share amounts)
Market Capitalization (1)

Dividends per common share (2)	$0.50	$0.50	$0.50	$0.52	$0.52
Closing common shares (3)	116,036	116,450	116,454	116,462	116,464
Closing common partnership units (3)	1,151	1,151	1,151	1,151	1,151
	117,187	117,601	117,605	117,613	117,615

______________________________________________________
(1)Please refer to page 32 for additional information regarding our capital structure.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)As of the end of the period.

Q4 2021 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company is providing a guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2022 of $4.35 to $4.55 per share with a midpoint of $4.45 per share.

	Full Year 2022 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.76	$1.96

Weighted average common shares outstanding - diluted (1)	117,850	117,850

Net income available to common stockholders	$208,000	$231,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,200	2,600
Net income attributable to noncontrolling interests in consolidated property partnerships	26,500	28,500
Depreciation and amortization of real estate assets	318,000	318,000
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(37,500)	(38,500)
Funds From Operations (2)	$517,200	$541,600

Weighted average common shares and units outstanding - diluted (3)	119,000	119,000

FFO per common share/unit - diluted (3)	$4.35	$4.55

Key 2022 assumptions:
•Dispositions of $200.0 million to $500.0 million
•Same Store Cash NOI growth of 4.5% to 5.5% (2)
•Year-end occupancy of approximately 91.0% to 92.0%
•Total development spending of approximately $550.0 million to $650.0 million
________________________
(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See pages 36-37 for Management Statements on Funds From Operations and Same Store Cash Net Operating Income.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The Company’s guidance estimates for the full year 2022, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Q4 2021 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020

ASSETS:
Land and improvements	$1,731,982	$1,702,423	$1,551,653	$1,539,542	$1,628,848
Buildings and improvements	7,543,585	7,282,341	6,682,208	6,480,857	6,783,092
Undeveloped land and construction in progress	2,017,126	2,237,742	2,318,215	1,771,762	1,778,106
Total real estate assets held for investment	11,292,693	11,222,506	10,552,076	9,792,161	10,190,046
Accumulated depreciation and amortization	(2,003,656)	(1,962,730)	(1,900,740)	(1,838,338)	(1,798,646)
Total real estate assets held for investment, net	9,289,037	9,259,776	8,651,336	7,953,823	8,391,400
Cash and cash equivalents	414,077	348,417	519,307	657,819	731,991
Restricted cash	13,006	13,042	450,457	1,028,759	91,139
Marketable securities	27,475	27,285	25,885	24,089	27,481
Current receivables, net	14,386	11,646	9,773	12,855	12,007
Deferred rent receivables, net	405,665	394,297	384,475	370,470	386,658
Deferred leasing costs and acquisition-related intangible assets, net	234,458	229,334	184,510	190,721	210,949
Right of use ground lease assets	127,302	127,657	141,529	95,312	95,523
Prepaid expenses and other assets, net	57,991	60,063	67,494	50,505	53,560
TOTAL ASSETS	$10,583,397	$10,471,517	$10,434,766	$10,384,353	$10,000,708

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$248,367	$249,690	$251,000	$252,298	$253,582
Unsecured debt, net	3,820,383	3,673,183	3,672,152	3,671,094	3,670,099
Accounts payable, accrued expenses and other liabilities	391,264	441,357	429,168	408,552	445,100
Ground lease liabilities	125,550	125,676	143,885	97,617	97,778
Accrued dividends and distributions	61,850	61,845	59,455	59,472	59,431
Deferred revenue and acquisition-related intangible liabilities, net	171,151	160,687	122,902	123,794	128,523
Rents received in advance and tenant security deposits	74,962	68,441	62,739	68,634	68,874
Total liabilities	4,893,527	4,780,879	4,741,301	4,681,461	4,723,387
Equity:
Stockholders’ Equity
Common stock	1,165	1,165	1,165	1,165	1,160
Additional paid-in capital	5,155,232	5,146,049	5,134,320	5,122,584	5,131,916
Retained earnings (distributions in excess of earnings)	283,663	297,250	311,458	334,496	(103,133)
Total stockholders’ equity	5,440,060	5,444,464	5,446,943	5,458,245	5,029,943
Noncontrolling Interests
Common units of the Operating Partnership	53,746	53,788	53,810	53,930	49,875
Noncontrolling interests in consolidated property partnerships	196,064	192,386	192,712	190,717	197,503
Total noncontrolling interests	249,810	246,174	246,522	244,647	247,378
Total equity	5,689,870	5,690,638	5,693,465	5,702,892	5,277,321
TOTAL LIABILITIES AND EQUITY	$10,583,397	$10,471,517	$10,434,766	$10,384,353	$10,000,708

Q4 2021 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
REVENUES
Rental income	$259,145	$228,195	$948,994	$892,306
Other property income	1,940	1,137	6,046	6,091
Total revenues	261,085	229,332	955,040	898,397
EXPENSES
Property expenses	45,519	39,070	165,702	155,118
Real estate taxes	21,681	24,294	93,209	92,218
Ground leases	1,862	2,125	7,421	8,891
General and administrative expenses (1)	23,267	23,085	92,749	99,264
Leasing costs	876	721	3,249	4,493
Depreciation and amortization	87,309	72,990	310,043	299,308
Total expenses	180,514	162,285	672,373	659,292
OTHER INCOME (EXPENSES)
Interest income and other net investment gain	230	1,845	3,916	3,424
Interest expense	(18,726)	(20,976)	(78,555)	(70,772)
Loss on early extinguishment of debt	(12,246)	—	(12,246)	—
Gains on sales of depreciable operating properties	5,297	35,536	463,128	35,536
Total other (expenses) income	(25,445)	16,405	376,243	(31,812)
NET INCOME	55,126	83,452	658,910	207,293
Net income attributable to noncontrolling common units of the Operating Partnership	(463)	(1,012)	(6,163)	(2,869)
Net income attributable to noncontrolling interests in consolidated property partnerships	(7,017)	(3,798)	(24,603)	(17,319)
Total income attributable to noncontrolling interests	(7,480)	(4,810)	(30,766)	(20,188)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS (2)	$47,646	$78,642	$628,144	$187,105
Weighted average common shares outstanding – basic	116,462	115,730	116,429	113,241
Weighted average common shares outstanding – diluted	117,110	116,243	116,949	113,720
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.41	$0.67	$5.38	$1.63
Net income available to common stockholders per share – diluted	$0.40	$0.67	$5.36	$1.63

________________________
(1)Includes $20.5 million of severance costs for the year ended December 31, 2020.
(2)Net income available to common stockholders is presented net of charges related to the creditworthiness of tenants offset by charges attributable to noncontrolling interests in consolidated property partnerships. For the three months and year ended December 31, 2020, rental income includes $4.2 million and $17.2 million, respectively, of write-offs related to the cumulative impact of transitioning certain tenants to a cash basis of reporting as a result of the COVID-19 pandemic.

Q4 2021 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$47,646	$78,642	$628,144	$187,105
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	463	1,012	6,163	2,869
Net income attributable to noncontrolling interests in consolidated property partnerships	7,017	3,798	24,603	17,319
Depreciation and amortization of real estate assets	85,628	71,512	303,799	290,353
Gains on sales of depreciable real estate	(5,297)	(35,536)	(463,128)	(35,536)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(9,980)	(6,725)	(37,267)	(28,754)
Funds From Operations (1)(2)	$125,477	$112,703	$462,314	$433,356
Weighted average common shares/units outstanding – basic (3)	118,365	118,330	118,349	116,233
Weighted average common shares/units outstanding – diluted (4)	119,012	118,843	118,868	116,711
FFO per common share/unit – basic (1)	$1.06	$0.95	$3.91	$3.73
FFO per common share/unit – diluted (1)	$1.05	$0.95	$3.89	$3.71

FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$125,477	$112,703	$462,314	$433,356
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(26,490)	(29,242)	(89,987)	(90,440)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(3,540)	(5,076)	(16,539)	(22,500)
Net effect of straight-line rents	(15,099)	(12,087)	(55,820)	(50,487)
Amortization of net below market rents (6)	(3,200)	(3,984)	(6,904)	(10,253)
Amortization of deferred financing costs and net debt discount/premium	930	706	3,162	2,958
Non-cash executive compensation expense (7)	7,693	6,331	35,315	31,749
Lease related adjustments, leasing costs and other (8)	1,431	3,781	20,228	15,241
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,759	821	5,440	6,083
Funds Available for Distribution (1)	$88,961	$73,953	$357,209	$315,707

________________________
(1)See page 37 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(2)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.5 million and $5.1 million for the three months ended December 31, 2021 and 2020, respectively and $16.5 million and $22.5 million for the year ended December 31, 2021 and 2020, respectively. These amounts are adjusted out of FFO in our calculation of FAD.
(3)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.
(6)Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.
(7)Includes non-cash amortization of share-based compensation and accrued potential future executive retirement benefits. Includes $4.3 million of accelerated non-cash amortization of share-based compensation related to severance costs for the year ended December 31, 2020.
(8)Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences, leasing costs and other.

Q4 2021 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP Net Cash Provided by Operating Activities	$108,843	$91,610	$516,403	$455,590
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(26,490)	(29,242)	(89,987)	(90,440)
Loss on early extinguishment of debt	(11,915)	—	(11,915)	—
Depreciation of non-real estate furniture, fixtures and equipment	(1,681)	(1,478)	(6,244)	(8,955)
Net changes in operating assets and liabilities (1)	34,493	20,086	(1,975)	(13,863)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(8,221)	(5,904)	(31,827)	(22,671)
Cash adjustments related to investing and financing activities	(6,068)	(1,119)	(17,246)	(3,954)
Funds Available for Distribution(2)	$88,961	$73,953	$357,209	$315,707

_______________________
(1)Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.
(2)Please refer to page 37 for a Management Statement on Funds Available for Distribution.

Q4 2021 Supplemental Financial Report

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Operating Revenues:
Rental income (2)(3)	$224,991	$196,847	14.3%	$825,813	$767,950	7.5%
Tenant reimbursements (3)	34,154	31,348	9.0%	123,181	124,356	(0.9)%
Other property income	1,940	1,137	70.6%	6,046	6,091	(0.7)%
Total operating revenues	261,085	229,332	13.8%	955,040	898,397	6.3%
Operating Expenses:
Property expenses	45,519	39,070	16.5%	165,702	155,118	6.8%
Real estate taxes	21,681	24,294	(10.8)%	93,209	92,218	1.1%
Ground leases	1,862	2,125	(12.4)%	7,421	8,891	(16.5)%
Total operating expenses	69,062	65,489	5.5%	266,332	256,227	3.9%
Net Operating Income	$192,023	$163,843	17.2%	$688,708	$642,170	7.2%

________________________
(1)Please refer to page 35 for Management Statements on Net Operating Income and page 41 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(2)Rental income is presented net of charges related to the creditworthiness of tenants. For the three months and year ended December 31, 2020, rental income includes $5.4 million and $18.4 million, respectively, of write-offs related to the cumulative impact of transitioning certain tenants to a cash basis of reporting as a result of the COVID-19 pandemic. For the three months and year ended December 31, 2020, rental income includes $1.2 million of write-offs attributable to noncontrolling interests in consolidated property partnerships that are related to the cumulative impact of transitioning certain tenants to a cash basis of reporting as a result of the COVID-19 pandemic.
(3)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.

02
Portfolio Data

–Same Store Analysis
–Stabilized Portfolio Occupancy Overview by Region
–Information on Leases Commenced & Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top Fifteen Tenants
–2021 Operating Property Acquisitions
–2021 Operating Property Dispositions
–Consolidated Ventures (Noncontrolling Property Partnerships)

Q4 2021 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change

Total Same Store Portfolio
Office Portfolio
Number of properties	108	108		108	108
Square Feet	13,350,534	13,350,534		13,350,534	13,350,534
Percent of Stabilized Portfolio	86.4%	91.3%		86.4%	91.3%
Average Occupancy	90.8%	91.0%		91.3%	92.4%

Operating Revenues:
Rental income (2)(3)	$177,823	$165,200	7.6%	$693,657	$670,167	3.5%
Tenant reimbursements (2)	28,032	24,484	14.5%	104,039	98,697	5.4%
Other property income	1,573	950	65.6%	4,856	5,178	(6.2)%
Total operating revenues	207,428	190,634	8.8%	802,552	774,042	3.7%
Operating Expenses:
Property expenses	36,466	33,415	9.1%	140,994	136,899	3.0%
Real estate taxes	18,189	18,535	(1.9)%	74,865	73,605	1.7%
Ground leases	1,831	2,125	(13.8)%	7,390	8,891	(16.9)%
Total operating expenses	56,486	54,075	4.5%	223,249	219,395	1.8%
Net Operating Income	$150,942	$136,559	10.5%	$579,303	$554,647	4.4%

Same Store Analysis (Cash Basis) (4)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Total operating revenues (5)	$200,924	$185,584	8.3%	$784,409	$741,739	5.8%
Total operating expenses	56,419	54,024	4.4%	223,015	219,192	1.7%
Cash Net Operating Income	$144,505	$131,560	9.8%	$561,394	$522,547	7.4%

________________________
(1)Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2020 and still owned and included in the stabilized portfolio as of December 31, 2021. Same Store includes 100% of consolidated property partnerships as well as the residential tower at Columbia Square.
(2)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.
(3)Rental income is presented net of charges related to the creditworthiness of tenants. For the three months and year ended December 31, 2020, rental income includes $3.8 million and $15.4 million, respectively, of write-offs related to the cumulative impact of transitioning certain tenants to a cash basis of reporting, primarily as a result of the COVID-19 pandemic.
(4)Please refer to page 41 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store Net Operating Income and Same Store Cash Net Operating Income.
(5)For the three months and year ended December 31, 2021, includes $2.1 million and $21.0 million, respectively, of lease termination fees received. The $21.0 million of lease termination fees for the year ended December 31, 2021 is primarily comprised of a $17.0 million cash payment received from a tenant at 12400 High Bluff Drive in San Diego, CA, which is committed for redevelopment. Net of lease-related write-offs, $7.0 million will be recognized in GAAP revenues through 2024, of which $2.6 million was recognized during the year ended December 31, 2021. In September 2021, a new lease was executed with Tandem Diabetes, a life science tenant, to occupy the space.

Q4 2021 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED OFFICE PORTFOLIO (1)	Buildings	YTD NOI %	SF %	Total SF	12/31/2021	9/30/2021	12/31/2021

Greater Los Angeles
Culver City	19	1.4%	1.0%	151,908	100.0%	94.3%	100.0%
El Segundo	5	4.5%	7.1%	1,103,595	94.1%	94.4%	94.1%
Hollywood	10	6.7%	7.7%	1,192,451	89.4%	89.5%	90.7%
Long Beach	7	2.2%	6.2%	955,291	77.9%	79.5%	78.6%
West Hollywood	4	0.9%	1.2%	189,260	71.3%	68.8%	80.9%
West Los Angeles	10	4.7%	5.5%	844,151	81.0%	81.9%	87.1%
Total Greater Los Angeles	55	20.4%	28.7%	4,436,656	86.1%	86.4%	88.2%
San Diego County
Del Mar	16	12.9%	10.8%	1,669,279	96.7%	90.6%	98.4%
I-15 Corridor	3	1.7%	2.9%	441,560	94.7%	94.0%	94.7%
Point Loma	1	0.7%	0.7%	107,456	96.5%	100.0%	96.5%
University Towne Center	2	1.3%	1.3%	208,290	92.4%	92.4%	100.0%
Total San Diego County	22	16.6%	15.7%	2,426,585	95.9%	91.8%	97.7%
San Francisco Bay Area
Menlo Park	7	2.2%	2.4%	378,358	74.2%	74.2%	80.3%
Mountain View	3	3.2%	3.0%	457,066	87.2%	87.2%	87.2%
Palo Alto	2	1.6%	1.1%	165,574	100.0%	100.0%	100.0%
Redwood City	2	3.5%	2.2%	347,269	100.0%	100.0%	100.0%
San Francisco	10	32.4%	22.0%	3,394,039	90.7%	92.7%	93.9%
South San Francisco	6	2.7%	5.2%	806,109	100.0%	100.0%	100.0%
Sunnyvale	4	4.7%	4.3%	663,460	100.0%	100.0%	100.0%
Total San Francisco Bay Area	34	50.3%	40.2%	6,211,875	92.4%	93.0%	94.5%
Greater Seattle
Bellevue	2	5.5%	5.9%	919,295	93.7%	93.5%	99.0%
Denny Regrade	1	1.2%	3.5%	539,226	100.0%	100.0%	100.0%
Lake Union	6	6.0%	6.0%	922,891	99.1%	99.1%	99.1%
Total Greater Seattle	9	12.7%	15.4%	2,381,412	97.2%	97.2%	99.3%
TOTAL STABILIZED OFFICE PORTFOLIO	120	100.0%	100.0%	15,456,528	91.9%	91.5%	93.9%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
91.9%	91.7%
________________________
(1)Includes stabilized retail space, which contributed approximately 2.4% of YTD NOI.

Q4 2021 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

Greater Los Angeles, California
3101-3243 La Cienega Boulevard	Culver City	151,908	100.0%	100.0%
2240 E. Imperial Highway	El Segundo	122,870	100.0%	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%	100.0%
909 N. Pacific Coast Highway	El Segundo	244,880	88.3%	88.3%
999 N. Pacific Coast Highway	El Segundo	138,389	73.5%	73.5%
1350 Ivar Avenue	Hollywood	16,448	100.0%	100.0%
1355 Vine Street	Hollywood	183,129	100.0%	100.0%
1375 Vine Street	Hollywood	159,236	100.0%	100.0%
1395 Vine Street	Hollywood	2,575	100.0%	100.0%
1500 N. El Centro Avenue (1)	Hollywood	113,447	28.8%	28.8%
1525 N. Gower Street	Hollywood	9,610	100.0%	100.0%
1575 N. Gower Street	Hollywood	264,430	100.0%	100.0%
6115 W. Sunset Boulevard	Hollywood	26,238	73.1%	100.0%
6121 W. Sunset Boulevard	Hollywood	93,418	100.0%	100.0%
6255 W. Sunset Boulevard	Hollywood	323,920	87.9%	90.7%
3750 Kilroy Airport Way	Long Beach	10,718	100.0%	100.0%
3760 Kilroy Airport Way	Long Beach	166,761	95.1%	99.1%
3780 Kilroy Airport Way	Long Beach	221,452	84.6%	84.6%
3800 Kilroy Airport Way	Long Beach	192,476	88.9%	88.9%
3840 Kilroy Airport Way (1)	Long Beach	136,026	0.0%	0.0%
3880 Kilroy Airport Way	Long Beach	96,923	100.0%	100.0%
3900 Kilroy Airport Way	Long Beach	130,935	91.5%	91.5%
8560 W. Sunset Boulevard	West Hollywood	76,359	43.1%	59.3%
8570 W. Sunset Boulevard	West Hollywood	49,276	92.9%	92.9%
8580 W. Sunset Boulevard	West Hollywood	6,875	41.0%	100.0%
8590 W. Sunset Boulevard	West Hollywood	56,750	94.0%	97.4%
12100 W. Olympic Boulevard	West Los Angeles	152,048	66.0%	100.0%
12200 W. Olympic Boulevard	West Los Angeles	150,832	90.2%	90.2%
12233 W. Olympic Boulevard	West Los Angeles	151,029	65.8%	65.8%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%	100.0%
1633 26th Street	West Los Angeles	43,857	69.9%	69.9%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%	100.0%
3130 Wilshire Boulevard	West Los Angeles	90,074	84.0%	84.0%
501 Santa Monica Boulevard	West Los Angeles	76,803	80.5%	80.5%
Total Greater Los Angeles		4,436,656	86.1%	88.2%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Q4 2021 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

San Diego County, California
12225 El Camino Real	Del Mar	58,401	100.0%	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%	100.0%
12390 El Camino Real	Del Mar	69,421	100.0%	100.0%
12770 El Camino Real	Del Mar	75,035	100.0%	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%	100.0%
12790 El Camino Real	Del Mar	87,944	100.0%	100.0%
12830 El Camino Real	Del Mar	196,444	89.0%	100.0%
12860 El Camino Real	Del Mar	92,042	100.0%	100.0%
12348 High Bluff Drive	Del Mar	39,193	83.6%	83.6%
12400 High Bluff Drive	Del Mar	210,732	100.0%	100.0%
3579 Valley Centre Drive	Del Mar	54,960	100.0%	100.0%
3611 Valley Centre Drive	Del Mar	132,425	100.0%	100.0%
3661 Valley Centre Drive	Del Mar	128,364	82.6%	87.5%
3721 Valley Centre Drive	Del Mar	115,193	100.0%	100.0%
3811 Valley Centre Drive	Del Mar	118,912	100.0%	100.0%
3745 Paseo Place	Del Mar	95,871	95.0%	95.0%
13480 Evening Creek Drive North	I-15 Corridor	154,157	100.0%	100.0%
13500 Evening Creek Drive North	I-15 Corridor	143,749	92.9%	92.9%
13520 Evening Creek Drive North	I-15 Corridor	143,654	90.7%	90.7%
2305 Historic Decatur Road	Point Loma	107,456	96.5%	96.5%
4690 Executive Drive	University Towne Center	47,846	67.1%	100.0%
9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%
Total San Diego County		2,426,585	95.9%	97.7%

Q4 2021 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%	100.0%
4200 Bohannon Drive	Menlo Park	45,451	70.8%	70.8%
4300 Bohannon Drive	Menlo Park	63,079	48.7%	85.3%
4400 Bohannon Drive (1)	Menlo Park	48,146	21.3%	21.3%
4500 Bohannon Drive	Menlo Park	63,078	100.0%	100.0%
4600 Bohannon Drive	Menlo Park	48,147	70.7%	70.7%
4700 Bohannon Drive	Menlo Park	63,078	100.0%	100.0%
1290-1300 Terra Bella Avenue (1)	Mountain View	114,175	48.9%	48.9%
680 E. Middlefield Road	Mountain View	171,676	100.0%	100.0%
690 E. Middlefield Road	Mountain View	171,215	100.0%	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%	100.0%
3150 Porter Drive	Palo Alto	36,886	100.0%	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%	100.0%
900 Middlefield Road	Redwood City	118,764	100.0%	100.0%
100 Hooper Street	San Francisco	417,914	100.0%	100.0%
100 First Street	San Francisco	480,457	92.3%	97.0%
303 Second Street	San Francisco	784,658	79.8%	84.9%
201 Third Street	San Francisco	346,538	79.7%	79.7%
360 Third Street	San Francisco	429,796	88.8%	99.6%
250 Brannan Street	San Francisco	100,850	100.0%	100.0%
301 Brannan Street	San Francisco	82,834	100.0%	100.0%
333 Brannan Street	San Francisco	185,602	100.0%	100.0%
345 Brannan Street	San Francisco	110,050	99.7%	99.7%
350 Mission Street	San Francisco	455,340	99.7%	99.7%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%	100.0%
350 Oyster Point Boulevard	South San Francisco	234,892	100.0%	100.0%
352 Oyster Point Boulevard	South San Francisco	232,215	100.0%	100.0%
354 Oyster Point Boulevard	South San Francisco	193,472	100.0%	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
599 Mathilda Avenue	Sunnyvale	76,031	100.0%	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%	100.0%
Total San Francisco Bay Area		6,211,875	92.4%	94.5%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Q4 2021 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	490,738	89.1%	98.5%
10900 NE 4th Street	Bellevue	428,557	98.9%	99.6%
2001 West 8th Avenue	Denny Regrade	539,226	100.0%	100.0%
701 N. 34th Street	Lake Union	141,860	100.0%	100.0%
801 N. 34th Street	Lake Union	173,615	100.0%	100.0%
837 N. 34th Street	Lake Union	112,487	100.0%	100.0%
320 Westlake Avenue North	Lake Union	184,644	95.5%	95.5%
321 Terry Avenue North	Lake Union	135,755	100.0%	100.0%
401 Terry Avenue North	Lake Union	174,530	100.0%	100.0%
Total Greater Seattle		2,381,412	97.2%	99.3%

TOTAL STABILIZED OFFICE PORTFOLIO		15,456,528	91.9%	93.9%

			Average Residential Occupancy
COMPLETED RESIDENTIAL PROPERTIES	Submarket	Total No. of Units	Quarter-to-Date	Year-to-Date

Greater Los Angeles
1550 N. El Centro Avenue	Hollywood	200	91.7%	91.6%
6390 De Longpre Avenue	Hollywood	193	57.0%	32.8%
San Diego County
3200 Paseo Village Way	Del Mar	608	98.1%	83.0%
TOTAL COMPLETED RESIDENTIAL PROPERTIES		1,001	88.9%	78.0%

Q4 2021 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation					2nd Generation
	# of Leases (2)		Square Feet (2)		Retention Rates	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	19	11	548,204	124,557	45.4%	$36.04	$5.41	27.5%	16.5%	80
Year to Date	52	43	1,503,377	407,988	37.5%	57.44	8.73	48.4%	28.6%	79

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (4)		Square Feet (4)		TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (5)	19	11	187,694	124,557	$45.80	$7.85	20.2%	6.9%	70
Year to Date (6)	52	43	768,624	407,988	38.15	7.89	20.8%	7.0%	58

________________________
(1)Includes 100% of consolidated property partnerships.
(2)Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three months and year ended December 31, 2021, including first and second generation space, net of month-to-month leases.
(3)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(4)Represents leasing activity for leases signed at properties in the stabilized portfolio during the three months and year ended December 31, 2021, including first and second generation space, net of month-to-month leases. Excludes leasing on new construction.
(5)During the three months ended December 31, 2021, 12 new leases totaling 164,283 square feet were signed but not commenced as of December 31, 2021.
(6)During the year ended December 31, 2021, 20 new leases totaling 565,035 square feet were signed but not commenced as of December 31, 2021.

Q4 2021 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2021	Q4 2021	Q3 2021	Q2 2021	Q1 2021

1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$15,748	$1,933	$3,003	$5,856	$4,956
Tenant Improvements & Leasing Commissions (2)	1,283	297	561	—	425

Total	$17,031	$2,230	$3,564	$5,856	$5,381

	Total 2021	Q4 2021	Q3 2021	Q2 2021	Q1 2021

2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$33,738	$10,760	$8,521	$7,659	$6,798
Tenant Improvements & Leasing Commissions (2)	56,249	15,730	7,581	12,827	20,111

Total	$89,987	$26,490	$16,102	$20,486	$26,909

________________________
(1)Includes 100% of capital expenditures of consolidated property partnerships.
(2)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements.

Q4 2021 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary (1)
($ in thousands, except for annualized rent per sq. ft.)

# of Expiring Leases	18	14	13	14	17	21	19	22	65	60	49	53	24	22	35	29	18
% of Total Leased Sq. Ft.	2.7%	1.1%	0.8%	1.2%	1.3%	4.6%	2.6%	2.6%	7.4%	5.7%	13.1%	8.5%	6.9%	6.4%	9.7%	12.9%	12.5%
Annualized Base Rent	$15,008	$5,662	$5,254	$8,254	$8,862	$33,996	$16,674	$19,834	$48,581	$39,784	$83,856	$47,890	$61,798	$49,349	$77,754	$120,870	$122,482
% of Total Annualized Base Rent (4)	2.0%	0.7%	0.7%	1.1%	1.2%	4.4%	2.2%	2.6%	6.3%	5.2%	10.9%	6.2%	8.1%	6.4%	10.2%	15.8%	16.0%
Annualized Rent per Sq. Ft.	$41.21	$37.24	$45.80	$48.87	$47.90	$52.35	$45.72	$55.36	$46.75	$49.83	$45.84	$40.10	$64.35	$55.45	$57.61	$67.25	$69.67
________________________
(1)For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of December 31, 2021, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of December 31, 2021.
(2)Adjusting for leasing transactions executed as of December 31, 2021 but not yet commenced, the 2022 and 2023 expirations would be reduced by 214,542 and 18,728 square feet, respectively.
(3)On April 5, 2021, DIRECTV, LLC’s successor-in-interest (“DIRECTV”) filed suit in Los Angeles Superior Court against a subsidiary of the Company, claiming that DIRECTV properly exercised its contraction rights as to certain space leased by DIRECTV at the property located at 2250 East Imperial Highway, El Segundo, California. The Company strongly disagrees with the contentions made by DIRECTV and will vigorously defend the litigation.
(4)Includes 100% of annualized base rent of consolidated property partnerships.

Q4 2021 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2022	Greater Los Angeles	41	339,881	2.4%	$14,753	1.9%	$43.41
	San Diego	9	336,792	2.5%	13,965	1.9%	41.46
	San Francisco Bay Area	5	50,166	0.4%	3,180	0.4%	63.39
	Greater Seattle	4	72,930	0.5%	2,280	0.3%	31.26
	Total	59	799,769	5.8%	$34,178	4.5%	$42.73

2023	Greater Los Angeles	44	436,497	3.1%	$23,625	3.1%	$54.12
	San Diego	10	193,842	1.4%	8,342	1.1%	43.04
	San Francisco Bay Area	16	437,588	3.1%	26,784	3.5%	61.21
	Greater Seattle	9	489,497	3.5%	20,615	2.7%	42.11
	Total	79	1,557,424	11.1%	$79,366	10.4%	$50.96

2024	Greater Los Angeles	37	521,965	3.7%	$21,948	2.8%	$42.05
	San Diego	7	49,125	0.4%	2,794	0.4%	56.88
	San Francisco Bay Area	13	245,831	1.7%	15,912	2.1%	64.73
	Greater Seattle	8	222,282	1.6%	7,927	1.0%	35.66
	Total	65	1,039,203	7.4%	$48,581	6.3%	$46.75

2025	Greater Los Angeles	22	208,381	1.5%	$8,980	1.2%	$43.09
	San Diego	19	219,375	1.6%	10,478	1.4%	47.76
	San Francisco Bay Area	8	227,846	1.6%	14,672	1.9%	64.39
	Greater Seattle	11	142,750	1.0%	5,654	0.7%	39.61
	Total	60	798,352	5.7%	$39,784	5.2%	$49.83

2026	Greater Los Angeles	17	348,182	2.5%	$14,107	1.8%	$40.52
	San Diego	10	210,096	1.5%	9,905	1.3%	47.15
	San Francisco Bay Area	13	878,994	6.3%	43,812	5.7%	49.84
	Greater Seattle	9	392,168	2.8%	16,032	2.1%	40.88
	Total	49	1,829,440	13.1%	$83,856	10.9%	$45.84

2027 and Beyond	Greater Los Angeles	52	1,829,529	13.1%	$86,938	11.4%	$47.52
	San Diego	58	1,305,325	9.3%	74,145	9.7%	56.80
	San Francisco Bay Area	42	3,842,875	27.5%	278,959	36.4%	72.59
	Greater Seattle	29	971,699	7.0%	40,101	5.2%	41.27
	Total	181	7,949,428	56.9%	$480,143	62.7%	$60.40

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships.

Q4 2021 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Lease Expiration
GM Cruise, LLC	San Francisco Bay Area	$36,337	374,618	4.7%	2.4%	2031
Amazon.com	Greater Seattle	33,800	780,757	4.3%	5.0%	2023 / 2029 / 2030
Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.2%	2.7%	2034
LinkedIn Corporation / Microsoft Corporation	San Francisco Bay Area	29,752	663,460	3.8%	4.2%	2024 / 2026
Adobe Systems, Inc.	San Francisco Bay Area / Greater Seattle	27,897	523,416	3.6%	3.3%	2027 / 2031
salesforce.com, inc.	San Francisco Bay Area	24,076	451,763	3.1%	2.9%	2031 / 2032
DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.1%	1.5%	2032
DIRECTV, LLC (3)	Greater Los Angeles	23,152	684,411	3.0%	4.3%	2027
Fortune 50 Publicly-Traded Company	Greater Seattle / San Diego County	23,059	472,427	3.0%	3.0%	2032 / 2033
Okta, Inc.	San Francisco Bay Area	22,387	273,371	2.9%	1.7%	2028
Netflix, Inc.	Greater Los Angeles	21,943	362,868	2.8%	2.3%	2022 / 2032
Box, Inc.	San Francisco Bay Area	20,390	341,441	2.6%	2.2%	2028
Cytokinetics, Inc.	San Francisco Bay Area	18,014	234,892	2.3%	1.5%	2033
Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	2.0%	2.2%	2030
Riot Games, Inc.	Greater Los Angeles	15,213	243,051	2.0%	1.5%	2023 / 2024
Total Top Fifteen Tenants		$368,464	6,411,812	47.4%	40.7%

________________________
(1)The information presented is as of December 31, 2021.
(2)Includes 100% of annualized base rental revenues of consolidated property partnerships.
(3)On April 5, 2021, DIRECTV, LLC’s successor-in-interest (“DIRECTV”) filed suit in Los Angeles Superior Court against a subsidiary of the Company, claiming that DIRECTV properly exercised its contraction rights as to certain space leased by DIRECTV at the property located at 2250 East Imperial Highway, El Segundo, California. The Company strongly disagrees with the contentions made by DIRECTV and will vigorously defend the litigation.

Q4 2021 Supplemental Financial Report

2021 Operating Property Acquisitions
($ in millions)

COMPLETED OPERATING PROPERTY ACQUISITIONS	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price (1)
3rd Quarter
2001 West 8th Avenue, Seattle, WA	Denny Regrade	September	1	539,226	$490.0

COMPLETED LAND ACQUISITIONS	Submarket	Month of Acquisition	Purchase Price (1)
3rd Quarter
601 108th Ave NE, Bellevue, WA (2)	Bellevue	July	$47.0

_______________________
(1)Excludes acquisition-related costs.
(2)This land was previously subject to a ground lease underlying the 490,738 square foot Key Center office building in Bellevue, Washington. In connection with the acquisition, the net liability position of the ground lease was written-off against the basis of the land.

Q4 2021 Supplemental Financial Report

2021 Operating Property Dispositions
($ in millions)

COMPLETED OPERATING PROPERTY DISPOSITIONS	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
1800 Owens Street, San Francisco, CA (The Exchange on 16th)	San Francisco	March	1	750,370	$1,081.5

4th Quarter
13280 & 13290 Evening Creek Drive South, San Diego, CA	I-15 Corridor	December	2	102,376	37.0

TOTAL DISPOSITIONS			3	852,746	$1,118.5

____________________
(1)Represents gross sales price before the impact of commissions and closing costs.

Q4 2021 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________
(1)For breakout of Net Operating Income by partnership, refer to page 41, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.
(2)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

03
Development

–Stabilized Office/Life Science Development Projects and Completed Residential Development Projects
–In-Process Development
–In-Process and Committed Redevelopment
–Future Development Pipeline

Q4 2021 Supplemental Financial Report

Stabilized Office/Life Science Development Projects and Completed Residential Development Projects
($ in millions)

STABILIZED OFFICE/LIFE SCIENCE DEVELOPMENT PROJECTS	Location	Construction Start Date	Stabilization Date (1)	Total Estimated Investment	Rentable Square Feet	Total Project % Occupied

1st Quarter
9455 Towne Centre Drive	University Towne Center	1Q 2019	1Q 2021	$95.0	160,444	100%

2nd Quarter
12860 El Camino Real (One Paseo - Office Building 1)	Del Mar	4Q 2018	2Q 2021	65.0	92,042	100%

3rd Quarter
12830 El Camino Real (One Paseo - Office Building 2)	Del Mar	4Q 2018	3Q 2021	145.0	196,444	89%
350 Oyster Point Boulevard (Kilroy Oyster Point - Phase 1) (2)	South San Francisco	1Q 2019	3Q 2021	215.0	234,892	100%

4th Quarter
352 and 354 Oyster Point Boulevard (Kilroy Oyster Point - Phase 1) (2)	South San Francisco	1Q 2019	4Q 2021	355.0	425,687	100%

TOTAL:				$875.0	1,109,509	98%

COMPLETED RESIDENTIAL DEVELOPMENT PROJECTS	Location	Construction Start Date	Completion Date	Total Estimated Investment	Number of Units	% Leased

1st Quarter
None

2nd Quarter
Jardine	Hollywood	4Q 2018	2Q 2021	$185.0	193	84%

3rd Quarter
None

4th Quarter
None

TOTAL:				$185.0	193	84%

____________________
(1)Represents the earlier of 95% occupancy date or one year from substantial completion of base building components.
(2)Kilroy Oyster Point - Phase 1 is now 100% complete and the three buildings within the project are now in the stabilized portfolio.

Q4 2021 Supplemental Financial Report

In-Process Development
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2021 (3)	% Leased	Total Project % Occupied
TENANT IMPROVEMENT (1)

Office
San Diego County
2100 Kettner	Little Italy	3Q 2019	3Q 2022	235,000	$140.0	$109.8	—%	—%
Greater Seattle
333 Dexter	South Lake Union	2Q 2017	3Q 2022	635,000	410.0	376.5	100%	49%
Austin
Indeed Tower	Austin CBD	2Q 2021	1Q 2024	734,000	690.0	569.9	58%	15%

TOTAL:				1,604,000	$1,240.0	$1,056.2	66%	26%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet	Total Estimated Investment	Total Cash Costs Incurred as of 12/31/2021 (3)	% Leased

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase 2	South San Francisco	2Q 2021	4Q 2024	875,000	$940.0	$209.8	—%
San Diego County
9514 Towne Centre Drive	University Towne Center	3Q 2021	4Q 2023	71,000	60.0	11.4	100%

TOTAL:				946,000	$1,000.0	$221.2	8%

________________________
(1)Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.
(2)For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope. The timing of completion of our projects may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements on construction projects due to the COVID-19 pandemic. As of the date of this report, all of our in-process development projects were under active construction.
(3)Represents costs incurred as of December 31, 2021, excluding GAAP accrued liabilities and leasing overhead.

Q4 2021 Supplemental Financial Report

In-Process and Committed Redevelopment
($ in millions)

	Location	Estimated Construction Period (1)		Rentable Square Feet Leased (2)	Estimated Redevelopment Costs (3)
IN-PROCESS		Start Date	Completion Date

Life Science
San Diego County
12340 El Camino Real	Del Mar	4Q 2021	3Q 2022	96,000	$40.0

TOTAL:				96,000	$40.0

	Location	Estimated Construction Period (1)		Rentable Square Feet Leased (2)	Estimated Redevelopment Costs (3)
COMMITTED		Start Date	Completion Date

Life Science
San Diego County
12400 High Bluff Drive	Del Mar	1Q 2022	3Q 2022	182,000	$50.0
4690 Executive Drive	University Towne Center	2Q 2022	3Q 2023	52,000	25.0

TOTAL:				234,000	$75.0

________________________
(1)Redevelopment will occur in phases based on existing lease expiration dates and timing of the tenant improvement build-out.
(2)Represents the total square footage leased.
(3)Includes the existing depreciated basis for the buildings to be redeveloped, except for 12400 High Bluff Drive, which includes 66% of the depreciated basis, representing the 66% of the building that will be redeveloped.

Q4 2021 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet (1)	Total Cash Costs Incurred as of 12/31/2021 (2)

San Diego County
Santa Fe Summit – Phases 2 and 3	56 Corridor	600,000 - 650,000	$87.3
2045 Pacific Highway	Little Italy	275,000	48.7
Kilroy East Village	East Village	TBD	61.6
San Francisco Bay Area
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	188.2
Flower Mart	SOMA	2,300,000	427.2
Greater Seattle
SIX0 - Office & Residential	Denny Regrade	925,000	147.8

TOTAL:			$960.8

________________________
(1)The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.
(2)Represents costs incurred as of December 31, 2021, excluding accrued liabilities recorded in accordance with GAAP.

04
Debt and
Capitalization Data

–Capital Structure
–Debt Analysis

Q4 2021 Supplemental Financial Report

Capital Structure
As of December 31, 2021 ($ in thousands)

Debt Balance (3)	Stated Rate	Maturity Date

Unsecured Debt (5)
$425,000	3.45%	12/15/2024
$400,000	4.38%	10/1/2025
$50,000	4.30%	7/18/2026
$200,000	4.35%	10/18/2026
$175,000	3.35%	2/17/2027
$400,000	4.75%	12/15/2028
$75,000	3.45%	2/17/2029
$400,000	4.25%	8/15/2029
$500,000	3.05%	2/15/2030
$350,000	4.27%	1/31/2031
$425,000	2.50%	11/15/2032
$450,000	2.65%	11/15/2033

Secured Debt
$163,435	3.57%	12/1/2026
$85,588	4.48%	7/1/2027
________________________
(1)Value based on closing share price of $66.46 as of December 31, 2021.
(2)Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.
(3)Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.
(4)As of December 31, 2021, there was no outstanding balance on the unsecured revolving credit facility.

Q4 2021 Supplemental Financial Report

Debt Analysis
As of December 31, 2021

TOTAL DEBT COMPOSITION (1)
	Weighted Average
	Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	3.6%	7.4
Secured Debt	3.9%	5.1
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	—%	—
Fixed-Rate Debt	3.7%	7.2

Stated Interest Rate	3.7%	7.2

GAAP Effective Rate	3.7%

GAAP Effective Rate Including Debt Issuance Costs	3.9%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of December 31, 2021

Unsecured Credit Facility and Private Placement Notes (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	29%
Fixed charge coverage ratio	greater than 1.5x	3.4x
Unsecured debt ratio	greater than 1.67x	3.23x
Unencumbered asset pool debt service coverage	greater than 1.75x	3.89x

Unsecured Senior Notes due 2024, 2025, 2028, 2029, 2030, 2032 and 2033 (as defined in the Indentures):
Total debt to total asset value	less than 60%	35%
Interest coverage	greater than 1.5x	8.0x
Secured debt to total asset value	less than 40%	2%
Unencumbered asset pool value to unsecured debt	greater than 150%	328%

________________________
(1)As of December 31, 2021, there was no outstanding balance on the unsecured revolving credit facility.

05
Non-GAAP Supplemental
Measures

Q4 2021 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures
Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on January 31, 2022 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Q4 2021 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Q4 2021 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and amounts of gain or loss on marketable securities related to the Company’s executive deferred compensation plan that are capitalized as development costs, and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

06
Definitions and Reconciliations

Q4 2021 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed, redeveloped, or repositioned space. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Q4 2021 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Net Operating Income Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2020 and still owned and included in the stabilized portfolio as of December 31, 2021. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, completed residential developments not yet stabilized and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Tenant Improvement Phase:

Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Q4 2021 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Income Available to Common Stockholders	$47,646	$78,642	$628,144	$187,105
Net income attributable to noncontrolling common units of the Operating Partnership	463	1,012	6,163	2,869
Net income attributable to noncontrolling interests in consolidated property partnerships	7,017	3,798	24,603	17,319
Net Income	55,126	83,452	658,910	207,293
Adjustments:
General and administrative expenses	23,267	23,085	92,749	99,264
Leasing costs	876	721	3,249	4,493
Depreciation and amortization	87,309	72,990	310,043	299,308
Interest income and other net investment (gain) loss	(230)	(1,845)	(3,916)	(3,424)
Interest expense	18,726	20,976	78,555	70,772
Loss on early extinguishment of debt	12,246	—	12,246	—
Gain on sale of depreciable operating property	(5,297)	(35,536)	(463,128)	(35,536)
Net Operating Income, as defined (1)	192,023	163,843	688,708	642,170
Wholly-Owned Properties	165,304	144,569	587,143	560,575
Consolidated property partnerships: (2)
100 First Street (3)	5,861	6,413	24,560	22,272
303 Second Street (3)	14,846	7,121	53,080	36,341
Crossing/900 (4)	6,012	5,740	23,925	22,982
Net Operating Income, as defined (1)	192,023	163,843	688,708	642,170
Non-Same Store Net Operating Income (5)	(41,081)	(27,284)	(109,405)	(87,523)
Same Store Net Operating Income	150,942	136,559	579,303	554,647
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(6,504)	(5,050)	(18,143)	(32,303)
GAAP Operating Expenses Adjustments, net (7)	67	51	234	203
Same Store Cash Net Operating Income	$144,505	$131,560	$561,394	$522,547

________________________
(1)Please refer to pages 35-36 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.
(2)Reflects Net Operating Income for all periods presented.
(3)For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.
(4)For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.
(5)Includes the results of one office property disposed of during the fourth quarter 2020, one office property disposed of during the first quarter 2021, two office operating properties disposed of during the fourth quarter 2021, our 608-unit residential development, our 193-unit residential project added to the stabilized portfolio in the second quarter of 2021, one retail development project added to the stabilized portfolio in the first quarter of 2020, one office development project added to the stabilized portfolio in the fourth quarter of 2020, one office development project added to the stabilized portfolio in the first quarter of 2021, one office development building added to the stabilized portfolio in the second quarter of 2021, two office development buildings added to the stabilized portfolio in the third quarter of 2021, two office development buildings added to the stabilized portfolio in the fourth quarter of 2021, one operating property acquired during the third quarter of 2021, and our in-process and future development projects.
(6)Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles and revenue reversals (recoveries) related to tenant creditworthiness.
(7)Includes the amortization of above and below market lease intangibles for ground leases.

Q4 2021 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended December 31,
	2021	2020
Net Income Available to Common Stockholders	$47,646	$78,642
Interest expense	18,726	20,976
Depreciation and amortization	87,309	72,990
Loss on early extinguishment of debt	12,246	—
Net income attributable to noncontrolling common units of the Operating Partnership	463	1,012
Net income attributable to noncontrolling interests in consolidated property partnerships	7,017	3,798
Gain on sale of depreciable operating property	(5,297)	(35,536)
EBITDA, as adjusted (1)	$168,110	$141,882

________________________
(1)Please refer to page 36 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.